Redfin Reports First Quarter 2022 Financial Results

SEATTLE - May 5, 2022 - Redfin Corporation (NASDAQ: RDFN) today announced results for its first quarter ended March 31, 2022.

First Quarter 2022
First quarter revenue was $597.3 million, an increase of 123% compared to the first quarter of 2021. Gross profit was $72.5 million, an increase of 71% year-over-year. Real estate services gross profit was $23.7 million, a decrease of 41% year-over-year, and real estate services gross margin was 13%, compared to 24% in the first quarter of 2021.

Net loss was $90.8 million, compared to a net loss of $35.8 million in the first quarter of 2021. Net loss attributable to common stock was $91.6 million. Net loss per share attributable to common stock, diluted, was $0.86, compared to net loss per share, diluted, of $0.37 in the first quarter of 2021.

"Redfin exceeded our first-quarter revenues and earnings guidance by tens of millions of dollars,” said Redfin CEO Glenn Kelman. “Online traffic accelerated significantly. Our core business gained share, and we expect those gains to accelerate throughout the year. RedfinNow had another blow-out quarter. We closed the Bay Equity acquisition on April 1, and already we’re on pace to nearly double the percentage of Redfin homebuyers who get a Redfin loan, at roughly double the gross profits from each customer. We’re more optimistic than ever about our strategy, which is to drive customer demand by building Redfin.com into a complete destination for real estate information, and to make more money from each customer by becoming a one-stop shop for buying or selling a home."

First Quarter Highlights
•Reached market share of 1.18% of U.S. existing home sales by value in the first quarter of 2022, an increase of 2 basis points from the first quarter of 2021.(1)
•Saved homebuyers and sellers over $59 million in the first quarter of 2022. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission typically charged by traditional agents.
•Redfin’s mobile apps and website reached nearly 51 million average monthly users in the first quarter, an increase of 11% compared to the first quarter of 2021.
•Announced the acquisition of Bay Equity Home Loans, which closed on April 1, accelerating Redfin’s strategy to become a one-stop shop for consumers to buy, sell, rent and finance a home.
•Launched nationwide rental search, making Redfin a destination for all U.S. home searchers, whether they’re looking to rent or buy, and significantly expanding the reach of the RentPath network.
•Appointed Brad Singer to the Redfin Board of Directors, bringing decades of finance and investment experience to the organization.
•Shared updated statistics on the diversity of Redfin’s workforce and the results of our ongoing diversity initiatives. In 2021, we increased the percentage of employees who are people of color by 3 points, the percentage of managers who are people of color by 2 points and the percentage of women in management by 1 point.

•Delivered improved software for customers, agents, partners and renovations staff including:
◦An on-demand marketing platform that allows agents and coordinators to quickly produce professionally designed marketing materials, giving them more flexibility and creativity in how they market themselves and their listings.
◦Offer Summary Pages that aggregate valuation data for Redfin-owned homes and allow RedfinNow employees to easily understand the reasoning behind each home offer.
◦Updated customer lists that give agents more insight into which customers are buying and selling and helps create a more seamless moving experience for customers.
◦Integrated mortgage software that allows Redfin agents to seamlessly introduce their customers to Bay Equity loan officers.
◦A machine learning model to forecast how many days a RedfinNow home will spend on the market, improving our ability to predict holding costs.
◦More prominent search filters that help Redfin users find more homes that meet their criteria, and an improved search results module that minimizes how often a search returns “no results”.

(1) We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales. We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of May 5, 2022, and are subject to substantial uncertainty.

For the second quarter of 2022 we expect:
•Total revenue between $613 million and $650 million, representing a year-over-year growth between 30% and 38% compared to the second quarter of 2021. Included within total revenue are real estate services segment revenue between $249 million and $256 million, properties segment revenue between $256 million and $281 million, mortgage revenue between $68 million and $73 million and rentals revenue of $38 million.
•Total net loss is expected to be between $72 million and $60 million, compared to net loss of $28 million in the second quarter of 2021. This guidance includes approximately $61 million in total marketing expenses, $21 million of stock-based compensation, $17 million of depreciation and amortization, and $4 million of net interest expense. In addition, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk

Factors" in our annual report for the year ended December 31, 2021, as supplemented by our quarterly report for the quarter ended March 31, 2022, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA for the three months ended March 31, 2022 and 2021 is presented below, along with a reconciliation of adjusted EBITDA to net loss.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, instant home-buying (iBuying), rentals, lending, title insurance, and renovations services. We sell homes for more money and charge half the fee. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can take an instant cash offer from Redfin or have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1 billion in commissions. We serve more than 100 markets across the U.S.
and Canada and employ over 6,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$612,680	$591,003
Restricted cash	36,047	127,278
Short-term investments	95,458	33,737
Accounts receivable, net of allowances for credit losses of $1,464 and $1,298	52,282	69,594
Inventory	245,487	358,221
Loans held for sale	23,693	35,759
Prepaid expenses	26,836	22,948
Other current assets	6,748	7,524
Total current assets	1,099,231	1,246,064
Property and equipment, net	60,836	58,671
Right-of-use assets, net	51,417	54,200
Long-term investments	56,194	54,828
Goodwill	409,382	409,382
Intangible assets, net	177,003	185,929
Other assets, noncurrent	13,090	12,898
Total assets	$1,867,153	$2,021,972
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$22,693	$12,546
Accrued and other liabilities	103,449	118,122
Warehouse credit facilities	22,285	33,043
Secured revolving credit facility	136,869	199,781
Convertible senior notes, net	—	23,280
Lease liabilities	15,070	15,040
Total current liabilities	300,366	401,812
Lease liabilities, noncurrent	51,719	55,222
Convertible senior notes, net, noncurrent	1,238,585	1,214,017
Deferred tax liabilities	981	1,201
Total liabilities	1,591,651	1,672,252
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	39,879	39,868
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 107,025,691 and 106,308,767 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	107	106
Additional paid-in capital	699,225	682,084
Accumulated other comprehensive loss	(739)	(174)
Accumulated deficit	(462,970)	(372,164)
Total stockholders’ equity	235,623	309,852
Total liabilities, mezzanine equity, and stockholders’ equity	$1,867,153	$2,021,972

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Service	$217,593	$175,593
Product	379,753	92,726
Total revenue	597,346	268,319
Cost of revenue(1)
Service	165,809	134,851
Product	358,999	91,110
Total cost of revenue	524,808	225,961
Gross profit	72,538	42,358
Operating expenses
Technology and development(1)	49,640	27,678
Marketing(1)	43,342	11,802
General and administrative(1)	58,966	37,391
Restructuring and reorganization	5,710	—
Total operating expenses	157,658	76,871
(Loss) income from operations	(85,120)	(34,513)
Interest income	220	159
Interest expense	(3,861)	(1,338)
Income tax benefit	(134)	—
Other expense, net	(1,911)	(92)
Net loss	$(90,806)	$(35,784)
Dividend on convertible preferred stock	(793)	(2,336)
Net loss attributable to common stock—basic and diluted	$(91,599)	$(38,120)
Net loss per share attributable to common stock—basic and diluted	$(0.86)	$(0.37)
Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	106,664,140	103,427,764

Net loss	$(90,806)	$(35,784)
Other comprehensive income (loss)
Foreign currency translation adjustments	4	—
Unrealized gain (loss) on available-for-sale debt securities	561	(50)
Comprehensive loss	$(90,241)	$(35,834)

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$3,377	$2,978
Technology and development	7,965	5,761
Marketing	1,072	542
General and administrative	4,374	3,302
Total	$16,788	$12,583

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net loss	$(90,806)	$(35,784)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	14,813	4,341
Stock-based compensation	16,788	12,583
Amortization of debt discount and issuance costs	1,440	855
Non-cash lease expense	3,169	2,533
Net loss (gain) on IRLCs, forward sales commitments, and loans held for sale	60	(1,052)
Other	2,290	109
Change in assets and liabilities:
Accounts receivable, net	17,312	7,303
Inventory	112,734	(48,213)
Prepaid expenses and other assets	(1,982)	(3,359)
Accounts payable	9,876	5,947
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(14,442)	8,873
Lease liabilities	(3,642)	(2,951)
Origination of loans held for sale	(159,186)	(227,090)
Proceeds from sale of loans originated as held for sale	170,577	225,140
Net cash provided by (used in) operating activities	79,001	(50,765)
Investing activities
Purchases of property and equipment	(7,442)	(5,285)
Purchases of investments	(77,596)	(67,877)
Sales of investments	5,346	—
Maturities of investments	6,500	63,589
Net cash used in investing activities	(73,192)	(9,573)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	1,887	3,411
Tax payments related to net share settlements on restricted stock units	(2,595)	(10,860)
Borrowings from warehouse credit facilities	152,386	216,382
Repayments to warehouse credit facilities	(163,144)	(214,747)
Borrowings from secured revolving credit facility	156,799	71,177
Repayments to secured revolving credit facility	(219,711)	(46,275)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	488,691
Purchases of capped calls related to convertible senior notes	—	(54,480)
Payments for repurchases and conversions of convertible senior notes	—	(1,886)
Other financing payables	—	6,521
Principal payments under finance lease obligations	(217)	(67)
Cash paid for secured revolving credit facility issuance costs	(764)	(305)
Net cash (used in) provided by financing activities	(75,359)	457,562
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4)	1
Net change in cash, cash equivalents, and restricted cash	(69,554)	397,225
Cash, cash equivalents, and restricted cash:
Beginning of period	718,281	945,820
End of period	$648,727	$1,343,045

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30 2020	Jun. 30, 2020
Monthly average visitors (in thousands)	51,287	44,665	49,147	48,437	46,202	44,135	49,258	42,537
Real estate services transactions
Brokerage	15,001	19,428	21,929	21,006	14,317	16,951	18,980	13,828
Partner	3,417	4,603	4,755	4,597	3,944	4,940	5,180	2,691
Total	18,418	24,031	26,684	25,603	18,261	21,891	24,160	16,519
Real estate services revenue per transaction
Brokerage	$11,191	$10,900	$11,107	$11,307	$10,927	$10,751	$10,241	$9,296
Partner	2,814	2,819	2,990	3,195	3,084	3,123	2,988	2,417
Aggregate	9,637	9,352	9,661	9,850	9,233	9,030	8,686	8,175
Aggregate home value of real estate services transactions (in millions)	$10,346	$13,255	$14,926	$14,612	$9,710	$11,478	$12,207	$7,576
U.S. market share by value	1.18%	1.15%	1.16%	1.18%	1.16%	1.04%	1.04%	0.94%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	57%	61%	62%	64%	62%	63%	63%	63%
Average number of lead agents	2,750	2,485	2,370	2,456	2,277	1,981	1,820	1,399
RedfinNow homes sold	617	600	388	292	171	83	37	162
Revenue per RedfinNow home sold (in ones)	$608,851	$622,519	$599,963	$571,670	$525,765	$471,895	$504,730	$444,757

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Revenue
Real estate services (brokerage)	$167,872	$156,447
Real estate services (partner)	9,615	12,162
Properties	379,753	92,726
Rentals	38,044	—
Mortgage	2,917	5,711
Other	4,368	3,646
Intercompany eliminations	(5,223)	(2,373)
Total	$597,346	$268,319

Cost of revenue
Real estate services	$153,784	$128,216
Properties	358,866	91,130
Rentals	7,193	—
Mortgage	5,517	5,869
Other	4,671	3,119
Intercompany eliminations	(5,223)	(2,373)
Total	$524,808	$225,961

Gross Profit
Real estate services	$23,703	$40,393
Properties	20,887	1,596
Rentals	30,851	—
Mortgage	(2,600)	(158)
Other	(303)	527
Total	$72,538	$42,358

Real estate services, properties, mortgage, and other operating expenses	$109,781	$76,871
Rentals operating expenses	47,877	—
Loss from operations	(85,120)	(34,513)
Interest income	220	159
Interest expense	(3,861)	(1,338)
Income tax expense	(134)	—
Other expense, net	(1,911)	(92)
Net loss	$(90,806)	$(35,784)

Reconciliation of Adjusted EBITDA to Net Loss
(unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	(90,806)	(35,784)
Interest income(1)	(538)	(515)
Interest expense(2)	4,138	1,767
Income tax expense	134	—
Depreciation and amortization	14,813	4,341
Stock-based compensation(3)	16,788	12,583
Acquisition-related costs(4)	917	2,107
Restructuring and reorganization(5)	5,710	—
Adjusted EBITDA	(48,844)	(15,501)

(1) Interest income includes $0.3 million and $0.4 million of interest income related to originated mortgage loans for the three months ended March 31, 2022 and 2021, respectively.
(2) Interest expense includes $0.3 million and $0.4 million of interest expense related to our warehouse credit facilities for the three months ended March 31, 2022 and 2021, respectively.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention for our mortgage and rentals segments due to the restructuring and reorganization activities from our acquisitions of Bay Equity and RentPath, respectively.